Exhibit 10.26

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.

AMENDMENT NO. 1

TO

AMENDED AND RESTATED MASTER SERVICES AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment No. 1”), effective as of the date signed by the last party to sign below (the “Amendment No. 1 Effective Date”), is by and between Kala Pharmaceuticals, Inc. (“SPONSOR”) and Alliance Contract Pharma, an Altasciences company (as successor in interest to Alliance Contract Pharma, LLC, “SUPPLIER”) and amends the Amended and Restated Master Services Agreement dated October 4, 2017 between SPONSOR and Alliance Contract Pharma, LLC (the “Agreement”).  Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement.

WHEREAS, SPONSOR and Alliance Contract Pharma, LLC entered into the Agreement; and

WHEREAS, on February 27, 2020, Altasciences acquired Alliance Contract Pharma, LLC; and

WHEREAS, SPONSOR and SUPPLIER desire to amend the Agreement in order to assign the Agreement to SUPPLIER following the above referenced acquisition, to update contact information regarding the Parties, and to update the pricing schedule set forth therein.

NOW THEREFORE, the parties hereto agree as follows:

1.

As of February 27, 2020, (a) the Agreement is assigned to SUPPLIER, (b) SPONSOR consents to such assignment, and (c) SUPPLIER assumes all rights and responsibilities of Alliance Contract Pharma, LLC set forth in the Agreement.

2.	SPONSOR’s address is hereby updated to 490 Arsenal Way, Suite 120, Watertown, MA 02472.

3.	ARTICLE 4, Section B of the Agreement, entitled “Purchase Orders,” is hereby deleted in its entirety and replaced with the following:

“B. Purchase Orders.  All Product ordered by SPONSOR shall be in the form of a firm written Purchase Order not less than [**] days prior to expected delivery.  The Lead Time for the Product shall not exceed the number of days set forth in the applicable Proposal/SOW.  Each Purchase Order shall contain at a minimum, the following information: description of the Product and quantity ordered, price, delivery terms, delivery date, and Purchase Order number for billing purposes.  Each Purchase Order issued pursuant to this Agreement shall be binding, except that delivery dates may be moved ahead or back by mutual written agreement of SUPPLIER and SPONSOR.  To the extent there are any conflicts between the terms of any Purchase Order and

Amendment Standard Rev Sep 2018	Confidential – Page 1 of 3

the terms of this Agreement, the terms of this Agreement shall prevail and control. There shall be no minimum purchase requirements except for binding forecasts. Batches will be invoiced upon the completion of manufacturing and release testing. As noted in the table below, the cost per batch is based on the following four-tier pricing schedule: (i) upon the completion of manufacturing the first [**] batches in each calendar year, batches [**] will be invoiced at Tier 1 pricing; (ii) upon the completion of manufacturing the [**] batches in each calendar year, batches [**] will be invoiced at Tier 2 pricing; (iii) upon the completion of manufacturing batches [**] in each calendar year, batches [**] will be invoiced at Tier 3 pricing; and (iv) all remaining batches manufactured from batch [**] on will be invoiced at Tier 4 pricing.

Pricing Schedule	Product Manufactured in each Calendar Year (number of batches)	Cost per Batch
Tier 1	[**]	[**]
Tier 2	[**]	[**]
Tier 3	[**]	[**]
Tier 4	[**]	[**]

SUPPLIER shall have the right, but not the obligation, to increase prices in January of each calendar year. Price increases shall not exceed the percentage change in the Producer Price Index for Pharmaceutical Preparation Manufacturing [PCU325412325412] for the twelve (12) month period ending in December of the previous year. Price increases shall not apply to any Purchase orders that have already been placed by SPONSOR and accepted by SUPPLIER.”

4.	SPONSOR’s contact for notices in ARTICLE 16, Section A, is hereby deleted in its entirety and replaced with the following:

“SPONSOR:	[**]

Kala Pharmaceuticals, Inc.

490 Arsenal Way, Suite 120

[**]

E-mail: [**]

With a copy to:	General Counsel

Kala Pharmaceuticals, Inc.

490 Arsenal Way, Suite 120

Watertown, MA 02472

Email not permitted; Notice to be sent pursuant to (i) or (ii) above”

Amendment Standard Rev Sep 2018	Confidential – Page 2 of 3

5.

Except as expressly provided in this Amendment No. 1, the remaining terms and conditions of the Agreement shall remain in full force and effect. This Amendment No. 1 may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. Signature pages of this Amendment No. 1 may be exchanged by facsimile or electronically as a portable document format (PDF) file and such signature pages will be deemed originals.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 effective as of the Amendment No. 1 Effective Date.

KALA PHARMACEUTICALS, INC.		ALLIANCE CONTRACT PHARMA,
AN ALTASCIENCES COMPANY

By:	/s/ Vincent Kosewski	By:	/s/ Steve Schweibenz

Name:	Vincent Kosewski	Name:	Steve Schweibenz

Title:	Sr. VP Mfg. & Supply	Title:	President

Date:	August 24, 2020	Date:	August 25, 2020

Amendment Standard Rev Sep 2018	Confidential – Page 3 of 3